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                                                                   EXHIBIT (10b)


                                KMART CORPORATION
                             1981 STOCK OPTION PLAN

     1. Purpose. The Kmart Corporation 1981 Stock Option Plan (the "Plan") is intended as an incentive and to encourage ownership in the Company's Common stock (the "Stock") by certain key employees of Kmart Corporation (the "Company") and its Subsidiaries (corporations of which a majority of the stock is owned directly or indirectly by the Company) in order to increase their proprietary interest in the Company's success and to assure their continuation as employees.

     2. Administration. The Plan shall be administered by the Compensation and Incentives Committee (the "Committee") consisting of not less than two directors of the Company appointed by its Board of Directors. Members of the Committee shall serve at the pleasure of, and vacancies occurring in the membership of the Committee shall be filled through appointment by, the Board of Directors. No person may be a member of the Committee if he or she has been within one year prior to his or her appointment to the Committee or at any time during service on the Committee allocated Stock or granted Stock options or Stock appreciation rights pursuant to the Plan or any other plan of the Company or any of its Subsidiaries to the extent such allocation or grant would cause such person to fail to be "disinterested person" under subsection (c)(2) of Rule 16-b-3 under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time ("Rule 16b-3"); provided, however, that membership on the Committee shall not affect or impair any rights of a member with respect to any Stock allocated or Stock options or Stock appreciation rights granted to him when he was not a member of the Committee.

     The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by the entire Committee, shall be the acts of the Committee.

     The Committee may make such rules and regulations and establish such procedure for the administration of the Plan as it deems appropriate. The interpretation and application of the Plan or of any term or condition of an option granted under the Plan or of any rule, regulation or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determinations shall be final and binding upon all persons.

     3. Stock. Shares of Stock to be optioned or issued under the Plan may be either authorized and unissued shares or issued shares which shall have been reacquired by the Company, provided that the total amount of Stock on which options may be granted or which may be issued under the Plan shall not exceed 12,000,000 shares. Such number of shares is subject to adjustment in accordance with the provisions of Section 6 hereof. No option may be granted under the Plan to an employee who owns more than five percent (5%) of the Company's outstanding Stock. In the event that any outstanding option or portion thereof expires or is terminated for any reason, the shares of Stock allocable to the unexercised portion of such option may again be subjected to an option or be issued under the Plan.

     4. Award of Options. The Committee may grant options to purchase Stock to officers and other key employees of the Company or its Subsidiaries, including directors who are full time employees. The Committee shall have the discretion, in accordance with the provisions of the Plan, to determine to whom an option is granted, the number of shares of Stock optioned and the terms and conditions of the option. In making such determinations, the Committee shall consider the position and responsibilities of the employee, the nature and value to the Company of his services and accomplishments, his present and potential contribution to the success of the Company, and such other factors as the Committee may deem relevant.

     Each option granted under the Plan shall be designated by the Committee at the time of grant as either an incentive stock option (an "Incentive" option) or a non-qualified stock option (a "Non-Qualified" option). An Incentive option is intended to meet the requirements of Section 422A of the Internal Revenue Code. The aggregate Fair Market Value (determined at the time the option is granted) of the Stock as to which Incentive options granted after 1986 are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000 (within the meaning of Section 422A of the Internal Revenue Code).


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     Options granted under the Plan shall be subject to and governed by the provisions of the Plan and by the terms and conditions set forth in Section 5 hereof and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

     The date on which an option shall be granted shall be the date that the optionee, the number or shares of Stock optioned and the terms and conditions of the option are determined by the Committee, provided, however, that if an option or any term or condition of an option is rejected or not accepted by an optionee or if an option is not granted in accordance with the provisions of the Plan, such option shall be deemed to have not been granted and shall be of no effect. Each option shall be evidenced by a Stock Option Agreement in such form as the Committee may from time to time approve.

     5. Terms and Conditions of Options.
        A. Option Price. In the case of each option granted under the Plan, the option price shall not be less than the Fair Market Value of the Stock on the date of grant of such option. (Fair Market Value for purposes of the Plan shall be deemed to be the mean of the highest price and lowest price at which the Stock shall have been sold, regular way, on the date in question or on the next preceding day on which there were such sales of Stock if no such sales shall have been made on the date in question, as reported on the Composite Transactions reporting system.)

        B, Period of Option and When Exercisable.
          (i) An option granted under the Plan may not be exercised after the earlier of (a) the date specified by the Committee, which shall he a maximum of ten years from date of grant as to an Incentive option and a maximum of ten years and two days from date of grant as to a Non-Qualified option, or (b) the applicable time limit specified in paragraph (iii) of this Section 5B. Any option not exercised within the aforementioned time periods shall automatically terminate at the expiration of such period.

          (ii) An option granted with a maximum exercise period of more than two years to an optionee who is less than 63 years of age, may not be exercised prior to two years from the date of grant, except that this limitation shall be removed if termination of employment of the optionee results from death or total and permanent disability as defined in the Company's Retirement Pension Plan, or in the event of a Change of Control of the Company, or if and to the extent the Committee may so determine in its discretion. An option granted to an optionee who is 63 years of age or older, or the maximum exercise period of which is two years or less, is not subject to the limitation contained in this paragraph (ii). Change of Control shall be deemed to have occurred if: (a) any party or group acquires (or obtains the right to acquire) beneficial ownership of 33% or more of the Company's outstanding Stock, (b) there shall occur a change in the composition of a majority of the Company's Board of Directors within any period of three consecutive years which change was not approved by a majority of the Board of Directors as constituted immediately prior to the commencement of such three-year period, or (c) the stockholders of the Company approve an agreement or plan of consolidation or merger under which the Company would not be the surviving corporation, or approve a transfer or disposition of all or substantially all of the Company's assets or a plan of complete liquidation or dissolution of the Company.

          (iii) An option may he exercised by an optionee only while such optionee is in the employ of the Company or a Subsidiary or within three months thereafter, and only if any limitation upon the right to exercise such option under paragraph (ii) of this Section 5B has expired or been removed prior to termination of employment and exercise is not otherwise precluded hereunder; provided, however if at the date of termination of employment (other than termination due to death) the optionee has ten or more years of full-time service with the Company or a Subsidiary or if termination of employment results from total and permanent disability as defined in the Company's Employee Pension Plan, such three-month period shall be extended to three years (except that for options granted prior to May 27, 1986. The three-month period shall only be extended in the event of total and permanent disability and then only to twelve months); and provided further, if termination of employment results from death, such three-month period shall be extended to twelve months.

          (iv) In the event of the total and permanent disability of an optionee as defined in the Company's Employee Pension Plan, an option which is otherwise exercisable may be exercised by the optionee's legal representative or guardian. In the event of the death of the optionee, either before or after termination of employment, an option which is otherwise exercisable may be exercised by the person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Committee ("Beneficiaries"), or, if no such designation has been made, by the person or persons to whom the optionee's rights shall have passed by Will or the laws of descent and distribution ("Successors"). The Committee may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, Beneficiary or Successor.

          (v) Notwithstanding anything contained herein to the contrary, all rights with respect to all options of an optionee are subject to the conditions that the optionee not engage or have engaged (a) in fraud,


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dishonesty, conduct in violation of Company policy or similar acts at any time while in the employ of the Company or a Subsidiary, or (b) in activity directly or indirectly in competition with any business of the Company or a Subsidiary, or in other conduct inimical to the best interests of the Company or a Subsidiary, following the optionee's termination of employment. If it is determined by the Committee (either before or after termination of employment of an optionee) that there has been a failure of any such conditions, all options and all rights with respect to all options granted to such optionee shall immediately terminate and be null and void.

        C. Exercise and Payment. Subject to the provisions of Section 5B, an option may he exercised by notice (in the form prescribed by the Committee) to the Company specifying the number of shares to be purchased. Payment for the number of shares of Stock purchased upon the exercise of an option shall be made in full at the price provided for in the applicable Stock Option Agreement. Such purchase price shall be paid by the delivery to the Company of cash (including check or similar draft) in United States dollars or whole shares of Stock, or a combination thereof. Shares of Stock used in payment of the purchase price shall be valued at their Fair Market Value as of the date notice of exercise is received by the Company. Any shares of Stock delivered to the Company shall be in such form as is acceptable to the Company.

        D. Successive Options. An Incentive Option granted prior to 1987 shall not be exercisable while there is outstanding any prior Incentive option granted to the same optionee.

        E. Transferability. Except as otherwise determined by the Committee in its discretion, no option or any rights with respect thereto shall be subject to any debts or liabilities of an optionee. Options may, however, be transferred or assigned to charitable trusts, family members, or family trusts by the optionee's execution of such form and at such time as prescribed by the Committee. Additionally, any Stock issued to an optionee hereunder may at the request of the optionee be issued in the name of the optionee and one other person, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the optionee or for the benefit of the optionee and others. An option may, after the death or total and permanent disability as defined in the Company's Employee Pension Plan of an optionee, also be exercised pursuant to paragraph (iv) of Section 5B herein. In order to continue to meet the requirements of Code Section 422A, however, Incentive options may not be assignable or transferable except by will or the laws of descent and distribution, nor be exercisable during the optionee's lifetime other than by him or her, nor shall Stock be issued in the name of one other than the optionee.

        F. Employment. No provision of the Plan, nor any term or condition of any option, nor any action taken by the Committee, the Company or a Subsidiary pursuant to the Plan, shall give or be construed as giving an optionee any right to be retained in the employ at the Company or any Subsidiary, or affect or limit in any way the right of the Company or any Subsidiary to terminate the employment of any optionee.

         G. Termination of Option by Optionee. An optionee may at any time elect, in a written notice filed with the Committee, to terminate a Non-Qualified option with respect to any number of shares as to which such option shall not have been exercised.

     6. Recapitalization. The aggregate number of shares of Stock on which options may be granted or which may be issued under the Plan, the number of shares covered by each outstanding option, and the price per share in each option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company. Subject to any required action by stockholders, if a new option is substituted (or the option granted hereunder, or an assumption of the option granted hereunder is made, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled.

     7. Term of Plan. No Stock option shall be granted under the Plan after August 17, 1991. Options granted prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.

     8. Application of Funds. The proceeds received by the Company from the sale of Stock pursuant to options granted under the Plan will be used for general corporate purposes.

     9. No Obligation to Exercise Option. The granting or acceptance of an option shall impose no obligation upon the optionee to exercise such an option.

     10. Rights as a Stockholder. An optionee shall have no rights as a stockholder with respect to shares of


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Stock covered by his option until the date of issuance to him of a certificate evidencing such shares of Stock after the exercise of such option and payment in full of the purchase price. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

        11. Amendments. The Board of Directors of the Company may from time to time alter, amend, suspend or discontinue the Plan, except that stockholder approval is required with respect to any amendment which would (i) increase the number of shares of Stock on which options may be granted or which may be issued under the Plan, (ii) materially increase the benefits accruing to optionees under the Plan, or (iii) materially modify the provisions of the Plan relating to eligibility to be granted an option.

        The Plan, each option under the Plan and the grant and exercise thereof, and the obligation of the Company to sell and issue shares under the Plan shall be subject to all applicable laws, rules, regulations and governmental and stockholder approvals, and the Committee may make such amendment or modification thereto as it shall deem necessary to comply with any such laws, rules and regulations or to obtain any such approvals.

        12. Effectiveness of Plan. The Plan was adopted by the Board of Directors on August 18, 1981 and became effective on May 25, 1982 upon approval by stockholders. The Plan was amended by action of the Board of Directors on Match 25, 1986, which action was approved by stockholders on May 27, 1986. The Plan was further amended by action of the Board of Directors on July 21, 1987 and September 1, 2000.

        13. Severability. If any provision of the Plan, or any term or condition of any option granted or Stock Option Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstances is invalid or would result in an Incentive option failing to meet the requirements of Section 422A of the Internal Revenue Code, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Committee, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.




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